Bruce Joyce Joins CounterPath Board of Directors

VANCOUVER, BC, Canada – September 10, 2013 – CounterPath Corporation (NASDAQ: CPAH) (TSX: CCV), a leading developer of award-winning desktop, tablet and mobile VoIP software products and solutions, today announced that Bruce A. Joyce joins the company’s board of directors.

Bruce Joyce has acquired more than 30 years of experience in business strategy and public accounting with large public sector organizations, global advanced technology and communications companies and growth oriented private companies. Most recently, Mr. Joyce was the Vice President of Leadership and Human Resources Research for the Conference Board of Canada. Prior to this he spent 23 years with Deloitte during which he provided guidance as Office Managing Partner and the leader of the Canadian Federal Government practice.

“We are pleased to have Bruce Joyce join our board of directors,” said Donovan Jones, President and CEO, CounterPath. “Mr. Joyce’s financial acumen and considerable expertise on corporate governance and strategic growth will make a valuable contribution to CounterPath in this important stage of our development.”

Mr. Joyce has served on numerous boards and currently serves as Chair of the Audit Committee of the Auditor General of Canada, on the Board of Armstrong Monitoring Corporation and the Board of the Pearson Centre where he chairs the Audit and Finance Committee.

About CounterPath
CounterPath’s SIP-based VoIP softphones are changing the face of telecommunications. An industry and user favorite, Bria softphones for desktop and mobile devices, together with the Company’s server applications and Fixed Mobile Convergence (FMC) solutions, enable service providers, OEMs and enterprises large and small around the globe to offer a seamless and unified communications experience across both fixed and mobile networks. Standards-based, cost-effective and reliable, CounterPath’s award-winning solutions power the voice and video calling, messaging, and presence offerings of customers such as Alcatel-Lucent, AT&T, Avaya, BT, GENBAND, Metaswitch Networks, Network Norway, NTT, NEC, Primus, Rogers, and Verizon.

For more information please visit www.counterpath.com.

Contacts:

CounterPath
Dana Sissons
Hill + Knowlton Strategies
pr@counterpath.com
(604) 692-4236